EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

                    We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Chemical Financial Corporation 2001 Stock Purchase Plan for Subsidiary and Community Bank Directors of our report dated January 22, 2002, with respect to the consolidated financial statements of Chemical Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Ernst & Young LLP
/s/ Ernst & Young LLP

March 25, 2002
Detroit, Michigan